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                                  Exhibit 21

                        Subsidiaries of the Registrant


Parent
------

North Arkansas Bancshares, Inc.


                                             State or Other          Percentage
Subsidiaries (1)                    Jurisdiction of Incorporation    Ownership
----------------                    -----------------------------    ---------

Newport Federal Savings Bank                 United States             100%



_________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.